CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Alpha Alternative Assets Fund (formerly, A3 Alternative Income Fund) and to the use of our report dated November 29, 2021 on the financial statements and financial highlights of Alpha Alternative Assets Fund (formerly, A3 Alternative Income Fund). Such financial statements and financial highlights appear in the September 30, 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 30, 2022